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                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement (Registration File No. 333-2381) on Form N-1A for ITT Hartford Mutual Funds, Inc.

                                   ARTHUR ANDERSEN LLP




Hartford, CT
June 17, 1997